UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

Compuware Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code):(313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

As part of its on-going effort to reduce costs and in light of current economic conditions, Compuware Corporation (the “Company”) reduced its workforce by approximately 250 employees (less than 5% of the Company’s total workforce), primarily in its professional services organization. The reduction and notification to affected employees was substantially completed on February 10, 2009. The Company committed to proceeding with the reduction on February 10, 2009 when management finalized its decision to proceed and began communicating its decision to affected employees.

At this time, the Company estimates the costs to be incurred in connection with this effort to be approximately $1 million, nearly all of which is severance-related and will be a future cash expenditure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: February 11, 2009	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer

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